                                                        Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the  incorporation by reference in the  Registration  Statement on
Form  S-8 to be  filed  by  Home  Properties,  Inc.  with  respect  to the  Home
Properties  Retirement  Savings  Plan of our  report  dated May 23,  2003,  with respect  to the  financial  statements  and  schedules  of the  Home  Properties
Retirement  Savings Plan  included in the Annual Report (Form 11-K) for the year ended December 31, 2002.

Sincerely,

/s/ Insero Kasperski Ciaccia and Co., P.C.
Insero, Kasperski, Ciaccia and Co., P.C.
Certified Public Accountants

Rochester, New York
May 17, 2004